Exhibit 10.9

SENIOR PROMISSORY NOTE

$500,000	Nassau County, New York
November 24, 2021

FOR VALUE RECEIVED, Corphousing LLC, and its successors and assigns (hereinafter called the “Maker”), unconditionally promises to pay to EBOL Holdings LLC and any successor thereto (hereinafter the “Holder”), the principal sum of Five Hundred Thousand Dollars ($500,000.00), together with any accrued and unpaid interest on the principal balance hereof from time to time outstanding, when and as set forth below:

1.            The principal amount outstanding under this Note shall bear interest at the rate per annum equal to 6%, payable monthly in arrears.

2.            The prescribed interest shall be charged on the principal balance hereof from time to time outstanding and shall be calculated on the basis of the actual number of days elapsed over a 365 day year.

3.            Payments of principal and interest hereunder shall be payable in lawful money of the United States, by wire transfer, as and when due, to the account of the Holder which the Holder shall designate in writing to the Maker from time to time.

4.            If not accelerated or prepaid prior thereto in accordance with the terms hereof, the full principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on May 15, 2023 (the “Maturity Date”).

5.            The Maker waives presentment, demand, protest and notice of protest and all requirements necessary to hold it liable as the Maker. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

6.            This Note (a) may be prepaid in full or in part at the election of Maker and without notice to Holder at any time and (b) must be prepaid in full as prescribed by Section 7, below; provided, that a premium of 20% of the amount of the principal being prepaid shall apply and be due at the time of such prepayment; and provided further that any and all prepayments shall be applied first to any costs and expenses then due to the Holder, then to accrued and unpaid interest, and then to outstanding principal payments due, in the order of maturity.

7.            The Maker shall be required to prepay this Note in full on the earlier of (a) the date of consummation of a sale of substantially all of the assets or any material portion of the assets of the Maker, (b) the date of a Change of Control of the Maker and (c) the date of consummation of a Qualified Offering. “Change of Control” shall mean a transaction or series of transactions resulting in more than 50% of the outstanding equity of the Maker being owned by persons other than those persons owning the outstanding equity of the Maker as of the date of this Note. “Qualified Offering” shall mean any registered or unregistered sale of the equity of the Maker for gross proceeds of at least $10 million.

8.            The proceeds from the issuance of this Note shall be used for general corporate purposes, including fees and expenses for proposed financing transactions being undertaken by the Maker with third parties, as further determined by the Maker. The proceeds of this Note shall not be used at any time to pay indebtedness or to lend money, give credit or make advances to any officers, directors, employees or affiliates of the Maker.

9.            In connection with this Note, the Maker shall issue to the Holder concurrently herewith a warrant (“Warrant”) to purchase membership interests (of if the Maker is converted into a corporation shares of common stock) equal to shares having a value of $500,000 based on the offering price in connection with a Qualified Offering or as otherwise provided in the Warrant. The Warrant shall be in the form of Exhibit A hereto.

10.          Notwithstanding any provisions to the contrary herein contained, and subject to the limitations relating to the maximum interest allowed to be charged under applicable law set forth herein, during the period that an Event of Default (defined below) shall have occurred and be continuing, at the option of the Holder, the Obligations (as defined below) shall accrue interest at a rate per annum (the “Alternate Rate”) equal to the greater of (a) 1.5% per month and (b) the highest rate allowable by law, computed from the date of the occurrence of an Event of Default and continuing until (i) in the event the Holder, in its sole discretion, elects to waive or postpone its right to accelerate the Obligations, such Event of Default is cured to the sole and absolute satisfaction of the Holder, or (ii) in the event the Holder, in its sole discretion, elects to accelerate the Obligations, or any of them, such Obligations are fully paid and performed.

11.          As used in this Note, the term “Obligations” shall mean (i) the principal balance of and accrued interest on this Note (or, if an Event of Default has occurred and the Obligations have been accelerated by Holder, the Mandatory Default Amount); and (ii) all other obligations and liabilities arising under this Note. “Mandatory Default Amount” shall be an amount equal to 125% of outstanding principal and accrued and unpaid interest through the date of payment.

12.          The following shall constitute an event of default (each an “Event of Default”):

(a)          Any failure to make payment of principal or interest under this Note when due for more than five (5) business days after the giving of written notice to the Maker; or

(b)          The Maker shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee, or a substantial part of any of its properties or assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Maker in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or the Maker by any act or omission shall indicate its consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver, or any trustee for the Maker or any substantial part of any of its properties or assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; (ii) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or (iii) be “insolvent”, as such term is defined in the Bankruptcy Code, § 11 U.S.C. § 101(31); or

(c)          A material breach or other material violation of the terms of this Note shall occur, and such breach or other violation remains uncured for a period of ten (10) business days after the giving of written notice to the Maker.

Upon the occurrence of an Event of Default which shall be continuing, the Holder may take any or all of the following actions: (i) declare the Obligations to be due and payable and (ii) take any and all actions and pursue any and all remedies when and as may be permitted by this Note or by applicable law.

13.          EACH OF THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT OR THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREIN.

The Maker hereby specifically authorizes any action brought upon the enforcement of this Note by the Holder to be instituted and prosecuted in the State or Federal courts located in Fairfield County, Connecticut, at the election of the Holder. The Maker hereby consents and submits to the personal jurisdiction of the State and Federal courts of Connecticut in any action instituted by the Holder arising under or related to this Note.

14.          The Maker hereby represents and warrants to the Holder on the date hereof as follows:

(a)          The Maker is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

(b)          The Maker has the power and authority, and the legal right, to execute and deliver this Note and the Warrant and to perform its obligations hereunder and thereunder.

(c)          The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note and the Warrant.

(d)          No other indebtedness of the Maker exists prior to the issuance of this Note except as set forth in the financial statements of the Maker.

(e)           No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note or the Warrant.

(f)           The execution and delivery of this Note and the Warrant and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Maker's organizational documents; (b) violate any Law or Order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

(g)          Each of the Note and the Warrant is a valid, legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

15.          Until all amounts outstanding under this Note have been paid in full, the Maker shall:

(a)           Not create, incur, assume or otherwise become liable with respect to any indebtedness, except for any indebtedness existing as of the date hereof and set forth on Exhibit C or approved by the Holder or any indebtedness existing or arising under this Note; and shall take all commercially reasonable steps required to ensure that this Note shall rank senior to any and all other indebtedness of the Maker (except indebtedness existing as of the date hereof and set forth on Exhibit C), unless the Maker receives the consent of the Holder to otherwise incur indebtedness senior to or on parity with this Note;

(b)          Not guarantee to debt of any subsidiary, affiliate, officer, director, employee or any other person;

(c)           Not grant any security interest in assets of the Maker or its subsidiaries;

(d)           Not enter into or be a party to any transaction with any affiliate of the Maker unless such transaction is (i) related to the issuance hereby of this Note and its use of proceeds or (ii) approved by the Holder or (iii) in the ordinary course of business or (iv) on fair and reasonable terms no less favorable to the Maker than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated person;

(e)           Not declare or pay any dividend on or set apart assets for the purchase, redemption, defeasance, retirement or other acquisition of any equity interests of the Maker or any subsidiary or affiliate, unless approved by the Holder; and

(f)           Deliver to the Holder monthly financials of the Maker and its operating companies (collectively, “Corphousing”) and provide the Holder reasonable access to books and records of Corphousing and the management team of the Maker.

16.          This Note is to be construed and enforced according to the internal law of the State of Delaware, without giving effect to principles of conflict of laws.

17.          Each provision of this Note is intended to be severable and the invalidity or illegality of any portion of this Note shall not affect the validity or legality of the remainder hereof.

18.          This Note is not assignable or otherwise transferable by the Maker nor are its obligations hereunder assumable without the prior consent of the Holder, unless the Maker agrees to remain liable for all the Obligations. This Note is non-negotiable and may not be assigned or otherwise transferred by the Holder without the prior consent of the Maker, except to a bank or other financial institution as collateral or, in the case of a Holder that is a natural person, the transfer of this Note by such Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestate to his or her spouse, child (natural or adopted) or any other direct lineal descendent of such Holder or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Holder and/or any such family members.

MAKER:

CORPHOUSING LLC

By:	/s/ Brian L. Ferdinand
Name:	Brian L. Ferdinand
Title:	CEO

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